CONSULTING SERVICES AGREEMENT
                          -----------------------------


     THIS CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of January 2, 1997, is between FRANKS' EXPRESS, INC., a Colorado corporation ("Franks' Express") and Richard H. Steinberg (the "Contractor").


                                    Recitals
                                    --------

     A. The Contractor is in the business of providing services of benefit to Franks' Express and Franks' Express desires to engage the services of the Contractor under terms and conditions specified in this Agreement.

     B. Franks' Express and the Contractor intend that their relationship not be considered an employer-employee relationship and desire to set forth the basic terms of the understandings between them in this Agreement.


                                    Agreement
                                    ---------

     IN CONSIDERATION of the foregoing recitals, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants set forth below, Franks' Express and the Contractor agree as follows:


                                    ARTICLE I

                          NATURE AND SCOPE OF SERVICES

     Section 1.1 Engagement. Franks' Express hereby agrees to engage the services of the Contractor and the Contractor hereby agrees to provide services to Franks' Express on the terms and conditions set forth in this Agreement.

     Section 1.2 Nature of Services. The Contractor shall provide services to Franks' Express, as more fully described in Exhibit A, attached to and made a part of this Agreement by this reference, as that Exhibit may be amended from time to time by written agreement signed on behalf of Franks' Express and by the Contractor.

     Section  1.3  Commencement.   The  consulting   services  rendered  by  the
Contractor under the terms and conditions of this Agreement shall commence on January 2, 1997.

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     Section 1.4 Compliance with Applicable  Laws. In performing  services under this Agreement, the Contractor shall comply with any and all applicable laws, rules, orders, and regulations of any governmental or quasi-governmental agency having jurisdiction over the activities of the Contractor or the business activities of Franks' Express.


                                   ARTICLE II

                             RELATION OF THE PARTIES

     Section 2.1 Independent Contractor Status. At all times the Contractor shall be considered for all purposes to be an independent contractor. The Contractor shall not be considered an agent or employee of Franks' Express for any purpose.

     Section 2.2 Contractor Responsible For Own Taxes. The Contractor shall not be entitled to participate in any plans, arrangements or distributions by Franks' Express pertaining to or in connection with any benefits for regular employees of Franks' Express, including, but not limited to, FICA contributions and income tax withholdings. The Contractor shall be responsible for the payment of all applicable taxes and the filing of all applicable tax reports and returns with the appropriate government entities with respect to any income derived by the Contractor pursuant to this Agreement.

     Section 2.3 Contractor Responsible For Own Insurance. The Contractor shall be responsible for providing his or her own insurance, including, without limitation, liability insurance and workman's compensation.

     Section 2.4 Independent Discretion. The Contractor shall use independent discretion as to the means by which the duties described in Exhibit A are accomplished. The methods and procedures for performing the services pursuant to this Agreement are within the exclusive control of the Contractor.

     Section 2.5 No Joint Venture. Franks' Express and the Contractor acknowledge that nothing in this Agreement shall constitute them as partners or joint venturers in the performance of any activities contemplated by this Agreement.

     Section 2.6 No Warranties Authorized. In connection with performance of Contractor's obligations under this Agreement, the Contractor shall make no warranties, oral or written, concerning any aspect of the business operations of Franks' Express which are not provided to the Contractor, in writing, by Franks' Express.

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                                   ARTICLE III

                            COMPENSATION FOR SERVICES

     Section 3.1 Service Fee. As compensation for the performance of the Contractor's services under this Agreement, Franks' Express shall pay to the Contractor a service fee of One Thousand and no/100 Dollars ($1,000) per month.

     Section 3.2 Pre-Approved Expense Reimbursement. Franks' Express shall pay for all customary, reasonable and pre-approved business expenses related to performance of the Contractor's obligations under this Agreement. The Contractor shall keep good and sufficient records of all expenses for which reimbursement is requested. Payments for such reimbursements shall be made by Franks' Express on a monthly basis. All single item expenses exceeding $100.00 and all aggregate expenses exceeding $500.00 incurred in any given month must be pre-approved in writing by Franks' Express.


                                   ARTICLE IV

                              TERM AND TERMINATION

     Section 4.1 Term. The term of this Agreement shall commence on January 2, 1997 and shall continue for a term of two years, unless terminated pursuant to other provisions of this Agreement.

     Section 4.2 Termination for Cause. Franks' Express may terminate this Agreement for "cause" without prior written notice delivered to the Contractor. For purposes of this Agreement, the term "cause" shall include, without limitation: the Contractor's fraud, dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform duties assigned under this Agreement, willful violation of any rule, law, regulation (other than traffic violations or similar offenses) or a material breach of any term or condition of this Agreement.

     Section 4.3 Termination for Disability. Franks' Express may, by a decision of the President of Franks' Express, with the concurrence of the Board of Directors of Franks' Express, terminate this Agreement on account of the Contractor's disability, provided that Franks' Express shall have the absolute obligation to continue to pay to the Contractor (or his or her estate or

                                      -3-

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personal representative, as the case may be) an amount equal to the compensation previously earned by the Contractor prior to the date of termination, on the condition that the Contractor or the Contractor's representative sign an agreement releasing Franks' Express from all further liability under this Agreement, and Franks' Express shall have no further obligations under this Agreement.

     Section 4.4 Termination upon Death. This Agreement shall terminate upon the Contractor's death, and Franks' Express shall have no further obligations under this Agreement, provided that Franks' Express shall have the absolute obligation to continue to pay to the Contractor (or his or her estate or personal representative, as the case may be) an amount equal to the compensation previously earned by the Contractor prior to the date of termination, and Franks' Express shall have no further obligations under this Agreement.

     Section 4.5 Termination by the Contractor. The Contractor may terminate the Contractor's obligations under this Agreement as follows:

     (a) upon the expiration of 10 days after the Contractor has given written notice to Franks' Express that the Contractor has determined that Franks' Express has breached any material term or condition of this Agreement, unless Franks' Express shall have cured such breach to the satisfaction of the Contractor within the 10 day period; or

     (b) upon the expiration of 20 days after Franks' Express has been given written notice by the Contractor that the Contractor has elected to terminate this Agreement for any other reason.


                                    ARTICLE V

                                 CONFIDENTIALITY

     Section 5.1 Confidential Information. During the term of this Agreement, the Contractor may have access to and become familiar with various trade secrets, techniques, inventions, processes, and compilations of information and records which are owned, in whole or in part, by Franks' Express and which are regularly used in the operation of its business, as well as various other types of confidential information concerning Franks' Express' business and operations. The Contractor shall not disclose any such trade secrets or other confidential

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

information, nor use any of such trade secrets or other confidential information, during the term of this Agreement or thereafter, except as required in the course of performing Contractor's duties under this Agreement. All files, records, documents, equipment, and similar items relating to Franks' Express' business, whether prepared by the Contractor or otherwise coming into his or her possession, shall remain the exclusive property of Franks' Express and, except as may be required during the course of performance of Contractor's duties under this Agreement, shall not be removed by the Contractor from the premises of Franks' Express without the prior written consent of the President of Franks' Express.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 6.1 No Assignment. This Agreement and all rights, benefits, duties and obligations under this Agreement shall not be subject to execution, attachment or similar process and, in the absence of written permission from Franks' Express, may not be assigned, delegated, transferred, pledged or hypothecated. Any such assignment, delegation, transfer, pledge, hypothecation, execution, attachment or similar process, to the extent permitted by law, shall be null, void and of no effect whatsoever, unless the written consent of Franks' Express and the Contractor shall have first been obtained.

     Section 6.2 Arbitration. If any controversy arises out of events or provisions relating to or included within this Agreement other than violation of the provisions of Article V, the same shall be arbitrated in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the dispute. Judgment on such arbitration award may be entered in any court having jurisdiction.

     Section 6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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     Section   6.4   Notices.   All   notices,   requests,   demands  and  other
communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to a party at the address for such party contained in this Agreement or such other address as shall be provided in writing by either party to the other.

     Section 6.5 Successors and Assigns. This Agreement shall inure to the benefit of the Contractor, his or her heirs, personal representatives and assigns (if any) or its successors and assigns (if any), as the case may be, and Franks' Express, its successors and assigns.

     Section 6.6 Governing Law. This Agreement is made under, shall be construed in accordance with, and shall be governed by the laws of the State of Colorado as applied to contracts made and performed solely within the State of Colorado.

     Section 6.7 Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties to this Agreement. The failure of either party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party to enforce each and every provision of this Agreement in the future.

     Section 6.8 Indemnification. The Contractor agrees to indemnify and hold harmless Franks' Express from any and all claims, losses or damage (including any amount paid in reasonable settlement of litigation, either threatened or pending) and all costs and expenses (including legal fees and other expenses reasonable incurred in investigating or defending against litigation, either threatened or pending) incurred by Franks' Express arising out of the Contractor's performance of duties under this Agreement.

     Section 6.9 Headings. The headings and captions contained in this Agreement are for convenience only and are not to be construed as a part of this Agreement.

     Section 6.10 Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties to this Agreement and, except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the Contractor and Franks' Express (or any other person or entity) specifically relating to the substance of this Agreement.

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     Section 6.11 Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, Franks' Express and the Contractor have executed this Agreement as of the day and year first above written.

                                     FRANKS' EXPRESS, INC.



                                     By:  /S/  ROBER D. JONES
                                         ---------------------------------------
                                          Roger D. Jones, President


                                     THE CONTRACTOR

                                     /S/  RICHARD H. STEINBERG
                                     -------------------------------------------
                                     Richard H. Steinberg

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                                    EXHIBIT A

                               Nature of Services
                               ------------------

                             Duties and Obligations
                             ----------------------


     The Contractor shall perform the following services for Franks' Express:


     1. Evaluate, advise and assist the Company with development and execution of the Company's business plan.

     2. Provide, on an as needed basis, food service and financial consulting to customers of the Company.

     3. Analyze sources of available capital to be used for pursuit of the Company's business plan and expansion activities.

     4. Assist the officers and directors of the Company with preparation and filing of a registration statement with the Securities and Exchange Commission to register shares of its common stock for sale to the public.

     5. Assist the officers and directors of the Company with the offering and sale of shares of the Company's common stock in compliance with applicable laws, rules and regulations.

     6. Serve as a liaison between the Company and its attorneys, accountants, transfer agents, financial printers and other consultants.

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